UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2022

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UNIROYAL GLOBAL ENGINEERED PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50081	65-1005398
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1800 2nd Street, Suite 970

Sarasota, FL 34236

(Address of principal executive offices)

(941) 906-8580

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered under Section 12(b) of the Act: None.

Item 8.01	Other Events

On August 15, 2022, Uniroyal Global Engineered Products, Inc. (the “Company”) (OTCQB Marketplace; “UNIR”), filed a Form 15 with the Securities and Exchange Commission (“SEC”) to deregister its common stock under Section 129 (g) of the Securities Exchange Act of 1934, as amended. Upon filing the Form 15, the Company’s obligation to file periodic reports with the SEC, including reports on Form 10-K, Form 10-Q and Form 8-K, is suspended immediately, and will terminate when deregistration becomes effective 90 days after the Form 15 is filed.

Forward Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements that are based on assumptions and may describe future plans, strategies and expectations of the Company. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Certain factors that could cause actual results to differ materially from expected results include changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business of the Company, and changes in the securities markets. Except as required by law, the Company does not undertake any obligation to update any forward-looking statements to reflect changes in belief, expectations or events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIROYAL GLOBAL ENGINEERED PRODUCTS, INC.

	By:	/s/ Howard R. Curd
Date: August 15, 2022		Howard R. Curd
Co-Chairman and Chief Executive Officer